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                                                                  Exhibit 23.2





                    Consent of Independent Public Accountants




         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Univec, Inc. of our report dated May 19, 1999, included in Univec, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, previously filed with the Securities and Exchange Commission, and to all references to our firm included in this Registration Statement.




                                               Most Horowitz & Company LLP



New York, New York
July 21, 1999